Exhibit 99.1 Annual Shareholder Meeting encouraging new discovery…Worldwide August 23, 2023

Safe Harbor Statement Certain statements in this document constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements other than statements of historical fact included in this document, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward- looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, competitive and general economic conditions, both domestically and internationally; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; and acts of terrorism, war, governmental action, natural disasters, and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. 2 | NASDAQ: KEQU

Agenda Annual Shareholder Meeting • Kewaunee Scientific Overview • Fiscal Year 2023 Review • Strategic Direction and Outlook • Q&A 3 | NASDAQ: KEQU

Kewaunee Scientific Corporation Overview 4 | NASDAQ: KEQU

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Kewaunee Scientific Overview EDUCATION HEALTHCARE LIFE SCIENCES • Market includes K-12 and • Market includes hospitals, surgery • Market includes life sciences, colleges and universities centers, testing centers, elderly pharmaceutical, bio-technology and • Increasing investments being care communities, etc. other manufacturers made in STEM requiring new or • Macro population and aging trends • Continued global investment in upgraded facilities support continued investment in research and development • State and local governments health-related initiatives requiring • Expanding spend on infrastructure beginning to fund education laboratories infrastructure improvements 6 | NASDAQ: KEQU

Kewaunee’s History Over a century of innovation and enabling discovery 7 | NASDAQ: KEQU

Kewaunee Scientific Overview CAGR Kewaunee Revenue by Region ($ in millions) 2021 2022 2023 2024 2027 '22 - '27 Participation R North America $ 727 $ 952 $ 1,076 $ 1,175 $ 1,417 8.3% Europe 524 580 620 655 764 5.7% R Asia 809 907 975 1,037 1,225 6.2% Rest of World 132 141 148 155 172 4.1% Total Market Revenue $ 2,192 $ 2,580 $ 2,819 $ 3,022 $ 3,578 6.8% R Lab Furniture & Fixtures $ 1,106 $ 1,285 $ 1,388 $ 1,482 $ 1,732 6.2% R Fume Hoods 541 625 681 729 848 6.3% Clean Bench and BSC 545 670 751 811 998 8.3% Total Market Revenue $ 2,192 $ 2,580 $ 2,819 $ 3,022 $ 3,578 6.8% R Colleges and Universities 575 732 802 855 961 5.6% R Government 333 381 414 442 523 6.6% R K-12 105 110 113 116 126 2.8% R Industrial 208 224 236 245 275 4.1% R Life Science 710 849 951 1,042 1,323 9.3% R Applied Sciences 261 284 304 322 369 5.4% Total Market Revenue $ 2,192 $ 2,580 $ 2,819 $ 3,022 $ 3,578 6.8% Source: The Scientific and Equipment Furniture Association (“SEFA”) TDA 2023 Laboratory Enclosures and Furniture Market Report 8 | NASDAQ: KEQU

FY 2023 REVIEW 9 | NASDAQ: KEQU

FY 2023 Review – Consolidated Results Sales EBITDA* ($ in millions) ($ in millions) $240 $9.0 $7.5 $210 $219 $180 $7.0 $150 $169 $120 $5.0 $147 $90 $3.0 $60 $30 $0.4 $1.0 $0.2 $- FY21 FY22 FY23 $(1.0) FY21 FY22 FY23 Net Earnings (Loss) ($ in millions) Diluted EPS $2 $0.50 $0.25 $1 $- $- FY21 FY22 FY23 FY21 FY22 FY23 $(0.50) $(2) $(4) $(1.00) $(1.33) $(4) $(1.50) $(6) $(6) $(2.20) $(2.00) $(8) $(2.50) *EBITDA is a non-GAAP measure; please see the Appendix for a reconciliation to net earnings. 10 | NASDAQ: KEQU

FY 2023 Review – Domestic Segment Kewaunee is the leader in designing and manufacturing laboratory, healthcare, and technical furniture in North and South America. Kewaunee’s Domestic Segment primarily relies on its exclusive dealer and distribution network to sell its products to end users. Designs and manufactures laboratory, healthcare, and technical furniture products Products sold through exclusive dealers and national stocking distributor Products manufactured in Statesville, North Carolina 11 | NASDAQ: KEQU

FY 2023 Review – Domestic Segment



Domestic Sales
($ in thousands)
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
$111,035
$126,848
$146,716
FY21
FY22
FY23



Domestic Net Earnings and EBITDA*
($ in thousands)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$(1,000)
$921
$3,560
$(229)
$2,223
$3,408
$5,802
FY21
FY22
FY23
Domestic Net Earnings
Domestic EBITDA

FY 2023 Impacts:

- Pricing of new orders in response to higher raw material input costs resulting in increased revenue per unit product when compared to the prior year.
- Sustained manufacturing volumes throughout the year with significant contributions from the life sciences sector.
- Delivering of majority of performance obligations related to fixed priced direct projects awarded prior to broad based inflation negatively impacting profitability.

FY 2023 Accomplishments:

- Backlog at FY23 year-end was $91M, down $2M when compared to prior year. Health of backlog continued to improve throughout the year as replacement of awards were priced based on raw material inflation headwinds.
- Direct transition substantially completed at fiscal year-end.
- Capital program progressing with approximately $3.3M of capital being invested in the Statesville, NC metal fabrication facility.
- $15M credit facility with Mid Cap Funding IV Trust secured.

**EBITDA is a non-GAAP measure; please see the Appendix for a reconciliation to net earnings.*

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FY 2023 Review – Domestic Segment Kewaunee is a leader in manufactured laboratory, healthcare, and technical furniture. Kewaunee’s Domestic Segment primarily relies on its dealer and distribution network to sell its products to end users. 13 | NASDAQ: KEQU

FY 2023 Review – Domestic Segment Kewaunee is a leader in manufactured laboratory, healthcare, and technical furniture. Kewaunee’s Domestic Segment primarily relies on its dealer and distribution network to sell its products to end users. 14 | NASDAQ: KEQU

FY 2023 Review – International Segment Kewaunee’s International segment participates more broadly across the laboratory construction value chain, from pre- construction through providing facility maintenance services for customers with market-leading positions in India and the Middle East. Turn-key provider of total laboratory solutions – design, construction, manufacture, installation Current EMEA & Asia-Pacific Footprint and maintenance Sold principally direct to end-users Products for international markets manufactured in Statesville, NC and in Bangalore, India Market leader in India and Middle East geographies International Sales Offices 15 | NASDAQ: KEQU

FY 2023 Review – International Segment International Sales International Net Earnings and EBITDA* ($ in thousands) ($ in thousands) $6,650 $80,000 $7,000 $6,000 $70,000 $72,778 $4,511 $5,000 $60,000 $3,571 $4,000 $50,000 $3,164 $3,000 $40,000 $2,333 $2,049 $42,024 $2,000 $30,000 $36,434 $1,000 $20,000 $- $10,000 FY21 FY22 FY23 $- International Net Earnings International EBITDA FY21 FY22 FY23 FY 2023 Accomplishments: FY 2023 Impacts: • Strong revenue, net earnings and EBITDA growth driven by • Strength in the Indian market driven by strong investments the delivery of a number of large projects in the Africa and across the life sciences, petroleum, and technology markets. Indian markets. • The increase in sales was driven by the delivery of several • Continued investment in talent and capability in a large projects throughout the fiscal year in India, Asia, and competitive labor market. Africa. • Quoting pipeline remains especially strong in India as the *EBITDA is a non-GAAP measure; please see the Appendix for a reconciliation to net earnings. economy continues to rapidly transform. 16 | NASDAQ: KEQU

FY 2023 Review – International Segment Kewaunee’s International segment participates more broadly across the laboratory construction value chain, from pre-construction through providing facility maintenance services for customers with market-leading positions in India and the Middle East. Current EMEA & Asia-Pacific Footprint 17 | NASDAQ: KEQU

FY 2023 Review – Corporate Segment Corporate Segment: • CEO and CFO compensation • Corporate finance and global treasury • Stock-based incentive compensation • Public company costs • Pension administration • Expenses related to the amortization of the underfunded pension liability • Other expenses 18 | NASDAQ: KEQU

Strategic Direction and Outlook OUR GUIDING PRINCIPLES We will be easy to do business with. We will get closer to our customer(s). We will do everything with excellence. We will lead and not follow (we are innovators). 19 | NASDAQ: KEQU

Associates, Our Foundation We are a Company of passionate, talented, and motivated people. We embrace collaboration and creativity to find innovative solutions to the complex challenges in today’s marketplace. Our Associates are critical for our continued success, and we are committed to maintaining an environment where every person at Kewaunee can thrive. We offer competitive benefits and programs to take care of the diverse needs of our Associates and their families, including opportunities for career growth and development, education and tools to support their financial health, and access to excellent healthcare options through our community partners. 20 | NASDAQ: KEQU

Why Choose Kewaunee? Attractive End-Use Portfolio Dealer/Distribution Financial Stability Experience Markets Network The industries served Kewaunee offers total Our global network of • 30.0% top-line Founded in 1906, by Kewaunee continue lab solutions with a experienced dealers grown in Fiscal Kewaunee brings to invest in research portfolio of products stand ready with local Year 2023 over 117 years of and development, that meet every expertise to simplify the manufacturing requiring Kewaunee furniture need within building process and • $219.5 Million in excellence to products in diverse the laboratory space. bring each project from Revenue every project. markets. thought to finish with support at every stage. 21 | NASDAQ: KEQU

Thank You & Questions 22 | NASDAQ: KEQU

Appendix 23 | NASDAQ: KEQU

Non-GAAP Reconciliations

Kewaunee Scientific Corporation

Kewaunee Scientific Corporation Annual Shareholder Meeting | August 23, 2023

Appendix: Non-GAAP Measures (Dollars in Thousands)

The following unaudited tables reconcile Net Earnings to EBITDA, by Segment and Consolidated

Year Ended April 30, 2021	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$ 921	$ 2,049	$ (6,642)	$ (3,672)
Add/(Less):				
Interest Expense	-	4	385	389
Interest Income	-	(216)	(7)	(223)
Income Taxes	245	1,063	(318)	990
Depreciation and Amortization	2,394	264	29	2,687
EBITDA	$ 3,560	$ 3,164	$ (6,553)	$ 171

Year to Date April 30, 2022	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$ (229)	$ 2,333	$ (8,230)	$ (6,126)
Add/(Less):				
Interest Expense	-	30	602	632
Interest Income	-	(197)	(202)	(399)
Income Taxes	50	1,129	2,339	3,518
Depreciation and Amortization	2,402	276	91	2,769
EBITDA	$ 2,223	$ 3,571	$ (5,400)	$ 394

Year to Date April 30, 2023	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$ 3,408	$ 4,511	$ (7,181)	$ 738
Add/(Less):				
Interest Expense	-	210	1,524	1,734
Interest Income	-	(603)	(358)	(961)
Income Taxes	-	2,250	889	3,139
Depreciation and Amortization	2,394	282	191	2,867
EBITDA	$ 5,802	$ 6,650	$ (4,935)	$ 7,517

EBITDA and Segment EBITDA

We calculate EBITDA and Segment EBITDA as net earnings, less interest expense and income, income taxes, depreciation, and amortization. We believe EBITDA and Segment EBITDA allow management and our investors to compare our performance to other companies on a consistent basis without regard to depreciation and amortization, which can vary significantly between companies depending upon many factors. EBITDA and Segment EBITDA are not calculations based upon generally accepted accounting principles and our method for calculating EBITDA and Segment EBITDA can vary as compared to other companies. The amounts included in the EBITDA and Segment EBITDA calculations, however, are derived from amounts included in the historical statements of earnings. EBITDA and Segment EBITDA should not be considered an alternative to net earnings or operating earnings as an indicator of the Company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.

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